Exhibit 10.28

THIS 14% SENIOR SUBORDINATED NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED OCTOBER 17, 2007, AS AMENDED THROUGH AND AS OF THE DATE HEREOF, BY AND AMONG LTN ACQUISITION, LLC, THE MAKERS (AS DEFINED BELOW), THE PAYEE (AS DEFINED BELOW), BROOKSIDE PECKS CAPITAL PARTNERS, L.P., BROOKSIDE MEZZANINE FUND L.P. AND FIFTH THIRD BANK (AS HEREAFTER MODIFIED, AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”).

THE SECURITY REPRESENTED BY THIS SENIOR SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS SECURITY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR DISPOSITION, MAKERS ARE FURNISHED WITH AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO MAKERS, THAT THE PROPOSED SALE, TRANSFER, PLEDGE OR DISPOSITION WILL BE EXEMPT FROM SUCH REGISTRATION.

14% SENIOR SUBORDINATED NOTE

$2,000,000.00	May 28, 2013

FOR VALUE RECEIVED, LTN STAFFING, LLC, a Delaware limited liability company (“LTN Staffing”), BG STAFFING, LLC, a Delaware limited liability company (“BG Staffing”). BG PERSONNEL SERVICES, LP, a Texas limited partnership (“BG Personnel Services”). BG PERSONNEL, LP, a Texas limited partnership (“BG Personnel”), a Texas limited partnership, B G STAFF SERVICES INC., a Texas corporation (“B G Staff Services;” together with LTN Staffing, BG Staffing, BG Personnel Services and BG Personnel being each individually referred to herein as a “Maker” and being collectively referred to herein as the “Makers”), jointly and severally promise to pay to the order of LEGG MASON SBIC MEZZANINE FUND, L.P., a Delaware limited partnership (the “Payee”), at its address at 111 South Calvert Street, Suite 1800, Baltimore, Maryland 21202 or at such other place as Payee may from time to time designate in writing, the principal sum of TWO MILLION DOLLARS ($2,000,000.00) with interest, on the terms and conditions described below. The actual amount due and owing from time to time hereunder shall be evidenced by Payee’s records, which shall be prima facie evidence of the unpaid balance thereof.

1.  Securities Purchase Agreement. This 14% Senior Subordinated Note (this “Note”) is the Calvert Senior Subordinated Note No. 2 issued to the Payee pursuant to the terms and subject to the conditions of that certain Amended and Restated Securities Purchase Agreement dated the date hereof among LTN Acquisition, LLC, Makers, the Payee, Brookside Mezzanine Fund II, L.P., and Brookside Pecks Capital Partners, L.P. (all future amendments, restatements, extensions and substitutions therefor or thereof, the “Purchase Agreement”), and is entitled to all the benefits referred to in the Purchase Agreement. The terms of the Purchase Agreement are incorporated by reference herein. All capitalized terms used in this Note without definition which are defined in the Purchase Agreement shall have the meanings ascribed to such terms therein.

2.  Contract Interest Rate; Cash Interest and PIK Interest Payments. Subject to the provisions of Section 4 hereof, interest shall accrue on the unpaid principal balance of this Note at the fixed annual rate of fourteen percent (14%) (such per annum rate, the “Contract Rate”); provided, however, that on the date of each scheduled payment of interest on the outstanding principal balance under this Note, the Maker shall only pay in cash an amount of interest equal to twelve percent (12%) per annum (the “Cash Interest”) on the outstanding principal balance under this Note. The payment of the remaining two percent (2%) per annum of the interest accrued on the outstanding principal balance of this Note shall be deferred (the aggregate amount of such deferred payments of interest, “PIK Interest”) until the Maturity Date. All PIK Interest shall: (i) be added to the unpaid principal balance of this Note on the date the related Cash Interest payment is due and payable pursuant to the above proviso and on the dates hereinafter set forth; (ii) be due and payable, together with all interest accrued thereon, in cash, on the Maturity Date or acceleration of this Note pursuant to the terms hereof; and (iii) bear interest at a fixed rate per annum equal to the Contract Rate or the Default Rate, as applicable. Accrued interest shall be payable quarterly in arrears commencing on the first Business Day of July, 2013 and continuing on the first Business Day of every third month thereafter (i.e. the first Business Day of October, January, April, July, etc.) until the principal amount of, and all accrued interest on, this Note, including, without limitation, the PIK Interest, have been paid in full. Any interest that is not paid when due shall itself earn interest at the rate provided herein until the same has been paid in full. Interest shall be calculated on the basis of a three hundred sixty (360)-day year for actual number of days elapsed.

3.  Balloon Principal Repayment; Maturity Date. Subject to the provisions of Section 8 hereof, the entire outstanding principal balance of this Note, including all accrued unpaid interest, late charges, fees, and expenses hereunder shall be immediately due and payable on the Maturity Date.

4.  Default Rate. Notwithstanding the above, upon the occurrence of any Event of Default, this Note shall immediately and automatically begin to bear interest at the Default Rate and shall continue thereafter to bear interest at the Default Rate until such Event of Default is waived in writing by Payee.

5.  Post-Judgment Interest. The interest rate or rates provided in this Note shall apply to the indebtedness evidenced hereby before, on, and after the date or dates on which Payee enters judgment on this Note.

6.  Prepayments. The prepayment of principal on this Note shall be governed by and subject to the provisions of Section 2.8 of the Purchase Agreement, the provisions of which are incorporated herein by reference thereto as if fully set forth herein.

7.  Parent Guaranty. This Note is secured by Second Amended and Restated Guaranty and Suretyship of LTN Acquisition, LLC, a Delaware limited liability company (the “Parent”), dated the date hereof executed and delivered by the Parent in favor of the Payee, Brookside Mezzanine Fund II, L.P. and Brookside Pecks Capital Partners, L.P.

8.  Default: Rights, Remedies. Upon the occurrence of any Event of Default, Payee may exercise any and all rights and remedies set forth in the Loan Documents or otherwise available under applicable law.

9.  Extensions of Maturity. All parties to this Note, whether maker, endorser, surety or guarantor, agree that the Maturity Date of this Note, or any payment due hereunder, may only be extended at any time or from time to time following the written consent of the Payee and such extension shall not release, discharge or affect the liability of any such party.

10. Unconditional Obligations. Maker’s obligations under this Note shall be the absolute and unconditional duty and obligation of Maker and shall be independent of any rights of set-off, recoupment, or counterclaim which Maker might otherwise have against Payee and Maker shall pay absolutely the payments of principal, interest, fees, charges and expenses required hereunder and under the Purchase Agreement, free of any deductions and without abatement, diminution or set-off.

11. Waivers. Maker and all endorsers, guarantors and sureties of this Note waive presentment, demand, notice of dishonor, protest, and notice of protest with regard to this Note.

12. Binding Effect. The provisions of this Note shall bind and inure to the benefit of Maker and Payee and their respective successors and permitted assigns.

13. Joint and Several Obligations. All references herein to the “Maker” shall be deemed to refer to each and every person defined herein as a “Maker” individually, and to all of them, collectively, jointly and severally, as though each were named whenever the term “Maker” is used, and this Note shall be a joint and several obligation of all of them.

14. Waiver of Jury Trial. Each Maker (by its execution of this Note) and Payee (by its acceptance of this Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against any Maker or Payee, or any successor or assign of any Maker or Payee, on or with respect to this Note or which in any way relates, directly or indirectly, to the obligations of any Maker to Payee under this Note or the Purchase Agreement, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH MAKER AND PAYEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

15. Governing Law; Jurisdiction and Venue. This Note and all issues relating to this Note and the rights and obligations of Payee and Maker, as appropriate (including, without limitation, the validity, construction, interpretation, and enforceability of this Note and its various provisions and consequences and legal effect of all transactions and events which resulted in the issuance of this Note or which occurred or were to occur as a direct or indirect result of this Note having been executed) shall be governed by and construed in accordance with the domestic internal laws of the State of Delaware without regard to its rules pertaining to conflict of laws. Any action which is based, directly or indirectly, on this Note or any matter in or related to this Note, shall be brought only in the courts of the State of Delaware. Each of the Payee and the Maker irrevocably waives any objection which it may now or hereinafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed as an instrument under seal by its authorized officer the day and year first above written.

LTN STAFFING, LLC, a Delaware limited
liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG STAFFING, LLC, a Delaware limited
liability company

By:	LTN Staffing, LLC, a Delaware limited
liability company
Its:	Sole Member

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG PERSONNEL SERVICES, LP, a Texas
limited partnership

By:	BG Staffing, LLC, a Delaware limited
liability company
Its:	General Partner

	By:	LTN Staffing, LLC, a Delaware
limited liability company
	Its:	Sole Member

		By:	/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief
Executive Officer

Signature Page to $2,000,000 Calvert Senior Subordinated Note

BG PERSONNEL, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited
liability company
Its:	General Partner

	By:	LTN Staffing, LLC, a Delaware
limited liability company
	Its:	Sole Member

		By:	/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief
Executive Officer

B G STAFF SERVICES INC., a Texas corporation

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

(“Makers”)

ACCEPTED BY:

LEGG MASON SBIC MEZZANINE FUND, L.P.

By:	Legg Mason SBIC Mezzanine Fund
Management, LLC
Its:	General Partner

	By:	/s/ Joseph W. Hasse
	Name:	Joseph W. Hasse
	Title:	Member

(“Payee”)

Signature Page to $2,000,000 Calvert Senior Subordinated Note